EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17912) of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of Lawson Products, Inc., Lawson Products, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lawson Products, Inc., included in this Annual Report (Form 10-K), for the year ended December 31, 2004.

                                                        /s/ Ernst & Young LLP

Chicago, Illinois
March 10, 2005